UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2001

COREL CORPORATION
(Exact name of registrant as specified in its charter)

Canada
(State of Other Jurisdiction of Incorporation)

0-20562	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Carling Avenue
Ottawa, Ontario, Canada    KIZ 8R7
(Address of principal executive offices including zip code)

(613) 728-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.

On October 30, 2001 Corel Corporation ("Corel"), acquired Micrografx, Inc. through a merger of Micrografx into Corel's wholly owned subsidiary, Calgary I Acquisition Corp. ("Calgary"), with Calgary becoming a wholly owned subsidiary of Corel. Micrografx is a recognized global leader in providing enterprise process management and graphics software, solutions and services. In the merger, Corel will issue .4299 of a Corel share and one participation right for each of the 16,037,875 Micrografx shares outstanding. The participation rights will be exchanged in one year's time for a total of US $16.338 million if Corel's stock price at that time is at or below US $2.37. If the stock price is above US$2.37, Corel will issue additional common shares, not to exceed 6,894,250 shares.

See Exhibits 2.1 - Merger Agreement and 99.1 - Press Release.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(c) Exhibits

2.1 Merger Agreement dated as of July 16, 2001, as amended and restated, by and among Corel Corporation, Calgary I Acquisition Corp. and Micrografx, Inc. Incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed August 17, 2001.

99.1 Press Release issued by Corel Corporation on October 30 , 2001.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 13, 2001

COREL CORPORATION

(Registrant)

By:	/s/John Blaine

John Blaine
Chief Financial Officer, Executive Vice President Finance and Treasurer
(Principal Accounting Officer)